CHAMPION HOMES ANNOUNCES FIRST QUARTER FISCAL 2025 RESULTS

Troy, Michigan, August 6, 2024 /Business Wire/ -- Champion Homes, Inc., formerly known as Skyline Champion Corporation (NYSE: SKY) (“Champion Homes”), today announced financial results for its first quarter ended June 29, 2024 (“fiscal 2025”).

Skyline Champion Corporation Changes Corporate Name Change to Champion Homes, Inc.

First Quarter Fiscal 2025 Highlights (compared to First Quarter Fiscal 2024)

•
Net sales increased 35.1% to $627.8 million
•
U.S. homes sold increased 35.7% to 6,538
•
Total backlog increased 28.2% to $405 million from the sequential fourth quarter
•
Average selling price (“ASP”) per U.S. home sold increased 3.0% to $91,700
•
Gross profit margin contracted by 170 basis points to 26.2%
•
Net income decreased by 10.7% to $45.8 million
•
Earnings per diluted share (“EPS”) decreased 11.2% to $0.79
•
Adjusted net income increased 3.5% to $53.0 million
•
Adjusted earnings per share (“Adjusted EPS”) increased 2.2% to $0.91
•
Adjusted EBITDA increased 12.2% to $75.0 million
•
Adjusted EBITDA margin contracted by 250 basis points to 11.9%
•
Net cash generated by operating activities of $84.6 million during the quarter
•
Repurchased $20.0 million of shares under the previously announced share repurchase program

“I am excited to announce that our shareholders approved our corporate Company name change to Champion Homes, Inc. during our annual meeting this year. The name change aligns with our previously launched Champion Homes flagship brand supporting a unified Company, our purpose of championing home attainability and the customer experience, as well as the Company’s direct-to-consumer marketing and digital expansion.,” said Mark Yost, Champion Homes’ President, and Chief Executive Officer. “In addition, I am pleased to report Champion Homes delivered strong results for the first quarter of fiscal 2025. Throughout the quarter, we experienced an increase in demand for our homes evidenced by growing sales and backlog. This positive trend reflects the benefits of our strategic investments in expanding our retail footprint and capitalizing on the growing need for attainable housing in the market. As we continue to advance our strategic initiatives, expand our capabilities, and strengthen our value proposition, Champion Homes is ideally positioned to drive growth and deliver value to our shareholders for the foreseeable future.”

First Quarter Fiscal 2025 Results

Net sales for the first quarter fiscal 2025 increased 35.1% to $627.8 million compared to the prior-year period. The number of U.S. homes sold in the first quarter fiscal 2024 increased 35.7% to 6,538 driven by sales of $151.5 million from the Regional Homes acquisition and healthy demand in the community sales channel. The ASP per U.S. home sold increased 3.0% to $91,700 primarily due to the higher mix of retail units sold during the quarter. The number of Canadian factory-built homes sold in the quarter decreased to 167 homes compared to 221 homes in the prior-year period due to softening demand in certain markets.

Gross profit increased by 26.6% to $164.2 million in the first quarter fiscal 2025 compared to the prior-year period. Gross profit margin was 26.2% of net sales, a 170-basis point contraction compared to 27.9% in the first quarter fiscal 2024. Gross margin contraction reflects lower ASPs on wholesale new homes sold, a shift in product mix, the ramping of previously idle facilities and the impact of purchase accounting from the Regional Homes acquisition.

Selling, general, and administrative expenses (“SG&A”) in the first quarter fiscal 2025 increased to $108.8 million from $70.4 million in the same period last year. SG&A during the quarter increased due to the Regional Homes acquisition, including a charge of $7.9 million for the change in the fair value of the contingent consideration, as well as higher variable compensation. SG&A as a percentage of net sales was 17.3%, compared to 15.2% in the prior year period.

Net income decreased by 10.7% to $45.8 million for the first quarter fiscal 2025 compared to the prior-year period. The decrease in net income was driven by lower gross margin as a percentage of sales and higher SG&A expenses for the quarter.

Adjusted EBITDA for the first quarter fiscal 2025 increased by 12.2% to $75.0 million compared to the first quarter fiscal 2024. Adjusted EBITDA margin for the quarter was 11.9%, compared to 14.4% in the prior-year period.

As of June 29, 2024, Champion Homes had $548.9 million of cash and cash equivalents, an increase of $53.9 million in the current quarter. The Company repurchased approximately 292,000 shares of its common stock during the quarter for approximately $20 million. On August 1, 2024, the Board of Directors refreshed the amount of the share repurchase program back up to an aggregate amount of $100 million.

Conference Call and Webcast Information

Champion Homes’ management will host a conference call tomorrow, August 7, 2024, at 9:00 a.m. Eastern Time, to discuss Champion Homes’ financial results and an update on current operations.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Champion Homes’ website at skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (800) 274-8461 (domestic) or (203) 518-9814 (international) and using the conference ID: SKYLINE. A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412)

317-6671. The passcode for the live call and the replay is 11156397. The replay will be available until 11:59 P.M. Eastern Time on August 21, 2024.

About Champion Homes, Inc.

Champion Homes, Inc. (NYSE: SKY) is a leading producer of factory-built housing in North America and employs approximately 8,800 people. With more than 70 years of homebuilding experience and 48 manufacturing facilities throughout the United States and western Canada, Champion Homes is well positioned with an innovative portfolio of manufactured and modular homes, ADUs, park-models and modular buildings for the single-family, multi-family, and hospitality sectors.

In addition to its core home building business, Champion Homes provides construction services to install and set-up factory-built homes, operates a factory-direct retail business with 72 retail locations across the United States, and operates Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Champion Homes builds homes under some of the most well-known brand names in the factory-built housing industry including Skyline Homes, Champion Homes, Genesis Homes, Regional Homes, Athens Park Models, Dutch Housing, Atlantic Homes, Excel Homes, Homes of Merit, New Era, Redman Homes, ScotBilt Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Champion Homes has provided Non-GAAP financial measures, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted EPS, (collectively the “Non-GAAP Financial Measures”) which present operating results on a basis adjusted for certain items. Champion Homes uses these Non-GAAP Financial Measures for business planning purposes and in measuring its performance relative to that of its competitors. Champion Homes believes that these Non-GAAP Financial Measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Champion Homes believes are not representative of its core business. These Non-GAAP Financial Measures are not intended to replace, and should not be considered superior to, the presentation of Champion Homes' financial results in accordance with U.S. GAAP.

Champion Homes defines Adjusted EBITDA as net income or loss plus expenses or minus income, (a) the provision for income taxes, (b) interest income or expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) non-cash restructuring charges and impairment of assets, (f) equity in net earnings or losses of ECN, (g) charges related to the remediation of the water intrusion product liability claims; and (h) other non-operating income and costs, including but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by net sales reported in the income statements.

Champion Homes defines Adjusted Net Income as net income or loss plus expenses or minus income (net of tax where applicable), (a) gain or loss from discontinued operations, (b) non-cash restructuring charges and impairment of assets, (c) equity in net earnings or losses of ECN, (d) charges related to the remediation of estimated water intrusion product liability, and (e) other non-operating income or expense including, but not limited to those costs for the acquisition and integration or disposition of businesses, including the change in fair value of contingent consideration, and idle facilities. Champion Homes defines Adjusted EPS as Adjusted Net Income divided by shares outstanding.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted EPS are not measures of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis. These Non-GAAP Financial Measures do not purport to represent cash flow provided by, or used in, operating activities as defined by U.S. GAAP. Champion Homes believes that similar Non-GAAP Financial Measures are commonly used by investors to evaluate its performance and that of its competitors. However, Champion Homes use of Non-GAAP Financial Measures may vary from that of others in its industry. The Non-GAAP Financial Measures are reconciled from the respective measure under U.S. GAAP in the tables below.

Forward-Looking Statements

Statements in this press release, including certain statements regarding Champion Homes’ strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "could," "should," "will," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Champion Homes. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include regional, national and international economic, financial, public health and labor conditions, and the following: supply-related issues, including prices and availability of materials; labor-related issues; inflationary pressures in the North American economy; the cyclicality and seasonality of the housing industry and its sensitivity to changes in general economic or other business conditions; demand fluctuations in the housing industry, including as a result of actual or anticipated increases in homeowner borrowing rates; the possible unavailability of additional capital when needed; competition and competitive pressures; changes in consumer preferences for our products or our failure to gauge those preferences; quality problems, including the quality of parts sourced from suppliers and related liability and reputational issues; data security breaches, cybersecurity attacks, and other information technology disruptions; the potential disruption of operations caused by the conversion to new information systems; the extensive regulation affecting the production and sale of factory-built housing and the effects of possible changes in laws with which we must comply; the potential impact of natural disasters on sales and raw material costs; the risks associated with mergers and acquisitions, including integration of operations and information systems; periodic inventory adjustments by, and changes to relationships with, independent retailers; changes in interest and foreign exchange rates; insurance coverage and cost issues; the possibility that all or part of our intangible assets, including goodwill, might become impaired; the possibility that all or part of our investment in ECN Capital Corp. ("ECN") might become impaired; the possibility that our risk management practices may leave us exposed to unidentified or unanticipated risks; the potential disruption to our business caused by public health issues, such as an epidemic or pandemic, and resulting government actions; the possibility our share repurchase program will not enhance long-term stockholder value, could increase the volatility of our stock price, and diminish our cash reserves; and other risks set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section, and other sections, as applicable, in our Annual Reports on Form 10-K, including our Annual Report on Form 10-K for the fiscal year ended March 30,

2024 previously filed with the Securities and Exchange Commission (“SEC”), as well as in our Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, then the developments and future events concerning Champion Homes set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Champion Homes assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Name: Kevin Doherty

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars and shares in thousands)

	June 29, 2024	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$548,933	$495,063
Trade accounts receivable, net	72,706	64,632
Inventories, net	319,958	318,737
Other current assets	34,331	39,870
Total current assets	975,928	918,302
Long-term assets:
Property, plant, and equipment, net	293,390	290,930
Goodwill	357,973	357,973
Amortizable intangible assets, net	73,459	76,369
Deferred tax assets	27,645	26,878
Other noncurrent assets	258,735	252,889
Total assets	$1,987,130	$1,923,341
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floorplan payable	$92,858	$91,286
Accounts payable	61,448	50,820
Other current liabilities	264,388	247,495
Total current liabilities	418,694	389,601
Long-term liabilities:
Long-term debt	24,684	24,669
Deferred tax liabilities	7,060	6,905
Other liabilities	85,945	79,796
Total long-term liabilities	117,689	111,370

Stockholders' Equity:
Common stock	1,598	1,605
Additional paid-in capital	574,365	568,203
Retained earnings	889,837	866,485
Accumulated other comprehensive loss	(15,053)	(13,923)
Total stockholders’ equity	1,450,747	1,422,370
Total liabilities and stockholders’ equity	$1,987,130	$1,923,341

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(Unaudited, dollars and shares in thousands, except per share amounts)

	Three months ended
	June 29, 2024	July 1, 2023
Net sales	$627,779	$464,769
Cost of sales	463,564	335,096
Gross profit	164,215	129,673
Selling, general, and administrative expenses	108,827	70,439
Operating income	55,388	59,234
Interest (income), net	(4,249)	(9,301)
Other (income)	(1,219)	—
Income before income taxes	60,856	68,535
Income tax expense	13,719	17,266
Net income before equity in net loss of affiliates	47,137	51,269
Equity in net loss of affiliates	1,343	—
Net income	$45,794	$51,269
Net income per share:
Basic	$0.79	$0.90
Diluted	$0.79	$0.89

CHAMPION HOMES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, dollars in thousand)

	Three months ended
	June 29, 2024	July 1, 2023

Cash flows from operating activities
Net income	$45,794	$51,269
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,612	7,592
Amortization of deferred financing fees	93	69
Equity-based compensation	6,090	5,428
Deferred taxes	(653)	(997)
Loss on disposal of property, plant, and equipment	43	1
Foreign currency transaction loss (gain)	212	(207)
Equity in net loss of affiliates	1,343	—
Dividends from equity method investment	522	—
Change in fair value of contingent consideration	7,912	—
Change in assets and liabilities:
Accounts receivable	(8,088)	16,676
Floor plan receivables	(10,603)	—
Inventories	(1,375)	6,173
Other assets	5,541	(6,974)
Accounts payable	10,950	1,375
Accrued expenses and other liabilities	16,223	(5,548)
Net cash provided by operating activities	84,616	74,857
Cash flows from investing activities
Additions to property, plant, and equipment	(10,712)	(10,341)
Investment in floor plan loans	—	(18,466)
Proceeds from floor plan loans	1,606	3,184
Proceeds from disposal of property, plant, and equipment	24	8
Net cash used in provided by investing activities	(9,082)	(25,615)
Cash flows from financing activities
Changes in floor plan financing, net	1,573	—
Payments on long term debt	(1)	—
Payments on repurchase of common stock	(20,000)	—
Stock option exercises	75	—
Tax payments for equity-based compensation	(2,251)	(961)
Net cash used in financing activities	(20,604)	(961)
Effect of exchange rate changes on cash and cash equivalents	(1,060)	1,983
Net increase in cash and cash equivalents	53,870	50,264
Cash and cash equivalents at beginning of period	495,063	747,453
Cash and cash equivalents at end of period	$548,933	$797,717

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited, dollars in thousand)

	Three months ended
	June 29, 2024	July 1, 2023
Reconciliation of Adjusted EBITDA:
Net income	$45,794	$51,269
Income tax expense	13,719	17,266
Interest (income), net	(4,249)	(9,301)
Depreciation and amortization	10,612	7,592
EBITDA	65,876	66,826
Equity in net loss of ECN	1,179	—
Change in fair value of contingent consideration	7,912	—
Adjusted EBITDA	$74,967	$66,826

CHAMPION HOMES, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(Unaudited, dollars and shares in thousands, except per share amounts)

(Certain amounts shown net of tax, as applicable)

	Three months ended
	June 29, 2024	July 1, 2023

Net income	$45,794	$51,269
Adjustments:
Equity in net loss of ECN	1,179	—
Change in fair value of contingent consideration	6,088	—
Adjusted net income attributable to the Company's common shareholders	$53,061	$51,269
Adjusted basic net income per share	$0.92	$0.90
Adjusted diluted net income per share	$0.91	$0.89
Average basic shares outstanding	57,865	57,183
Average diluted shares outstanding	58,335	57,658